First Amendment to Sublease

This First Amendment to Sublease, dated for reference purposes as of May 1, 2020, is made by and between Immersion Corporation , a Delaware corporation (“Sublessor”), and Neato Robotics, Inc., a Delaware corporation (“Sublessee”), with respect to that certain Sublease dated March 12, 2020 by and between Sublessor and Sublessee (the “Sublease”). Capitalized terms used but not defined herein shall have the same meaning given thereto in the Sublease.

1.
Recitals/Amendment: Whereas the Term of said Sublease is scheduled to commence on the later of (i) May 1, 2020 and (ii) fifteen (15) days following Master Lessor’s consent to the Sublease, the parties hereto desire to amend Paragraph 3. A. of the Sublease as follows:

A.
Anything contained in Paragraph 3. A. of the Sublease to the contrary notwithstanding, and subject to Master Lessor providing its written consent to the Sublease, said Term as set forth in Paragraph 3.A. shall begin, and the Commencement Date shall be deemed to have occurred, on the earlier of (i) the date Sublessee commences conduct of business operations from the Subleased Premises or (ii) the date that is fifteen (15) days after the lifting of the Order of the Health Officer of the County of Santa Clara, dated March 16, 2020, and Executive Order N-33-20 issued by the Executive Department, State of California, dated March 19, 2020, and any extensions thereof, or similar directives requiring residents to shelter in place or businesses that include businesses of Sublessor or Sublessee, to shut down or work remotely, issued by applicable municipal, state, and federal authorities having jurisdiction over the Subleased Premises in connection with the management of the COVID-19 pandemic (the “Orders”). Notwithstanding the foregoing, Sublessor shall not delay delivery for any reason within its control.

B.	There are no other modifications to the Sublease except as described immediately above and all other terms and conditions of the Sublease shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this First Amendment to Sublease as of the day and year first above written.

SUBLESSOR:    SUBLESSEE:
IMMERSION CORPORATION,    NEATO ROBOTICS, INC.,
a Delaware corporation    a Delaware corporation

By: /s/ Mike Okada    By: /s/ Thomas Nedder

Name: Mike Okada    Name: Thomas Nedder

Its: General Counsel    Its: CEO

Address: 330 Townsend Street, St. 234    Address: 8100 Jarvis Avenue
San Francisco, CA 94107                94560 Newark, CA